EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
     We consent to the incorporation by reference in Registration Statements No. 33-73044, No. 33-58037, No. 333-33433, No. 333-34549 and No. 333-107003 on Form S-8 and Registration Statement No. 33-65229 on Form S-4 of Bell Industries, Inc. of our report dated March 27, 2009 appearing in this Annual Report on Form 10-K of Bell Industries, Inc. for the year ended December 31, 2008.
/s/ CROWE HORWATH LLP
Indianapolis, Indiana
March 27, 2009